UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2012, Carl W. Neun, a member of the Board of Directors of Radisys Corporation (the “Company”) and the Chairman of the Audit Committee thereof, notified the Company of his intention to retire from the Company's Board of Directors for personal health reasons, effective March 1, 2012. Mr. Neun did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective March 1, 2012, Dr. William W. Lattin, a member of the Company's Board of Directors, will be appointed to the Audit Committee of the Board of Directors and C. Scott Gibson, the Chairman of the Board, will serve as the Chairman of the Audit Committee of the Board of Directors. Effective upon Mr. Neun's resignation as a director, the size of the Company's Board of Directors will be reduced from ten to nine directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
Dated:	February 13, 2012	By:	/s/ Brian Bronson
Brian Bronson
President and Chief Financial Officer